As filed with the Securities and Exchange Commission on June 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Silgan Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-126934
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

601 Merritt 7 Norwalk, Connecticut	06851
(Address of Principal Executive Offices)	(Zip Code)

Silgan Holdings Inc.

Second Amended and Restated 2004 Stock Incentive Plan

(Full title of the plan)

Frank W. Hogan, III, Esq.

Executive Vice President, General Counsel and Secretary

Silgan Holdings Inc.

601 Merritt 7

Norwalk, Connecticut 06851

(Name and address of agent for service)

(203) 975-7110

(Telephone number, including area code, of agent for service)

Copy to:

Robert J. Rawn, Esq.

Alexander J. May, Esq.

Jenner & Block LLP

1155 Avenue of the Americas

New York, NY 10036

(212) 891-1635

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement (this “Registration Statement”) registers the offer and sale of an additional 4,000,000 shares of Common Stock, par value $0.01 per share, of Silgan Holdings Inc. (the “Registrant”) issuable under the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan, as amended. The contents of the registration statement on Form S-8 as filed with the Securities and Exchange Commission (the “Commission”) on May  30, 2023 (File No. 333-272264) are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 26, 2026.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the Commission on May 6, 2026.

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 24, 2026, May 12, 2026 and May 29, 2026.

(d)	The description of the Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on February 7, 1997 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of the Common Stock contained in Exhibit 4.11 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 2, 2020, and any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8. Exhibits.

Incorporated by reference to the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on June 26, 2026.

SILGAN HOLDINGS INC.

/s/ Adam J. Greenlee
Adam J. Greenlee
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Adam J. Greenlee and Frank W. Hogan, III, and each and any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Anthony J. Allott	Director	June 26, 2026
Anthony J. Allott

/s/ Leigh J. Abramson	Director	June 26, 2026
Leigh J. Abramson

/s/ William T. Donovan	Director	June 26, 2026
William T. Donovan

/s/ Robert B. Lewis	Director	June 26, 2026
Robert B. Lewis

/s/ Brad A. Lich	Director	June 26, 2026
Brad A. Lich

/s/ Shannon Miller	Director	June 26, 2026
Shannon Miller

/s/ Fiona Cleland Nielsen	Director	June 26, 2026
Fiona Cleland Nielsen

/s/ Niharika Ramdev	Director	June 26, 2026
Niharika Ramdev

/s/ Adam J. Greenlee	Chief Executive Officer, President and Director	June 26, 2026
Adam J. Greenlee	(Principal Executive Officer)

/s/ Shawn C. Fabry	Executive Vice President and Chief Financial Officer	June 26, 2026
Shawn C. Fabry	(Principal Financial Officer)

/s/ Kimberly I. Ulmer	Senior Vice President and Chief Accounting Officer	June 26, 2026
Kimberly I. Ulmer	(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Silgan Holdings Inc. (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K, dated June 13, 2006, Commission File No. 000-22117).

4.2	Amendment to the Amended and Restated Certificate of Incorporation of Silgan Holdings Inc. to amend the stockholder voting standard (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K, dated June 11, 2010, Commission File No. 000-22117).

4.3	Amendment to the Amended and Restated Certificate of Incorporation of Silgan Holdings Inc. to increase the number of authorized shares of the Registrant’s Common Stock (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K, dated June 11, 2010, Commission File No. 000-22117).

4.4	Amendment to the Amended and Restated Certificate of Incorporation of Silgan Holdings Inc. to permit an increase in the size of the Board of Directors for a period of time, to increase the number of authorized shares of the Registrant’s Common Stock and to make an immaterial administrative change (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K, dated June 15, 2018, Commission File No. 000-22117).

4.5	Amendment to the Amended and Restated Certificate of Incorporation of Silgan Holdings Inc. to permit an increase in the size of the Board of Directors for a period of time (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, Commission File No. 000-22117).

4.6	Amendment to the Amended and Restated Certificate of Incorporation of Silgan Holdings Inc. to permit an increase in the size of the Board of Directors for a period of time (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Quarterly Report on Form 10-Q for the Quarterly period ended June 30, 2024, Commission File No. 001-41459).

4.7	Amended and Restated By-laws of Silgan Holdings Inc. (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K, dated June 13, 2006, Commission File No. 000-22117).

4.8	First Amendment to Amended and Restated By-laws of Silgan Holdings Inc. (incorporated by reference to Exhibit 3.3 filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, Commission File No. 000-22117).

*5.1	Opinion of Jenner & Block LLP.

*23.1	Consent of Ernst and Young LLP.

*24.1	Power of Attorney (contained on the signature page hereto).

99.1	Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 filed with the Registrant’s Registration Statement on Form S-8 on May 30, 2023 (File No. 333-272264).

*99.2	First Amendment to Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan.

*107	Filing Fee Table.

*	Filed herewith.